August 2018

Preliminary Terms No. 890
Registration Statement Nos. 333-221595; 333-221595-01
Dated August 15, 2018
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Inverse Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Inverse Dual Directional Trigger PLUS, or “Inverse Trigger PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Inverse Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Inverse Trigger PLUS will be based on the value of the best performing of the three underlying shares (meaning the underlying shares that have depreciated the least or appreciated the most, as applicable). The three underlying shares are the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF. At maturity, if the final share price of each of the underlying shares is less than the respective initial share price, investors will receive the stated principal amount of their investment plus enhanced inverse performance of the best performing underlying shares, meaning the underlying shares that have depreciated the least. If the final share price of any of the underlying shares is greater than or equal to the respective initial share price but the final share price of each of the underlying shares is less than or equal to the respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return reflecting the performance of the best performing underlying shares (meaning the underlying shares that have appreciated the most), which will be effectively limited to a 34% return. However, if the final share price of any of the underlying shares is greater than the respective trigger level, the dual directional feature will no longer be available and instead investors will be negatively exposed to the full percentage appreciation of the best performing underlying shares (meaning the underlying shares that have appreciated the most) and will lose 1% of the stated principal amount for every 1% of appreciation of the best performing underlying shares, without any buffer. Because the payment at maturity of the Inverse Trigger PLUS is based inversely on the best performing of the underlying shares, an increase in any of the underlying shares beyond the respective trigger level will result in a significant loss of your investment even if one or both of the other underlying shares have depreciated or have not appreciated as much. The Inverse Trigger PLUS are for investors who seek inverse exposure to the best performing of the underlying shares and who are willing to risk their principal, risk inverse exposure to the best performing of three underlying shares and forgo current income in exchange for the leverage and dual directional features that in each case apply to a limited range of performance of the best performing underlying shares. The Inverse Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Inverse Trigger PLUS differ from the Bear Market PLUS described in the accompanying product supplement for PLUS in that the Inverse Trigger PLUS offer the potential for a positive return at maturity if the best performing underlying shares appreciate by no more than 34%. The Inverse Trigger PLUS are not the Bear Market Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Inverse Trigger PLUS do not provide any protection if the best performing underlying shares appreciate by more than 34%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Inverse Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 30, 2020
Underlying shares:	The Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”), the SPDR® S&P® Biotech ETF (the “XBI Shares”) and the VanEck Vectors® Semiconductor ETF (the “SMH Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final share price of each of the underlying shares is less than the respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent decrease of the best performing underlying shares)
If the final share price of any of the underlying shares is greater than or equal to the respective initial share price but the final share price of each of the underlying shares is less than or equal to the respective trigger level,
$1,000 + ($1,000 × share percent increase of the best performing underlying shares)
If the final share price of any of the underlying shares is greater than the respective trigger level,
$1,000 – ($1,000 x share percent increase of the best performing underlying shares), subject to a minimum payment at maturity of $0.
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 34%, and possibly all, of your investment.
Share percent decrease:	With respect to each of the underlying shares, (initial share price – final share price) / initial share price
Best performing underlying shares:	The underlying shares with the greatest share percent increase, meaning the underlying shares that have appreciated the most or, if all of the underlying shares have depreciated, the underlying shares that have depreciated the least
Share percent increase:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Initial share price:

With respect to the QQQ Shares, $     , which is the closing price of such underlying shares on the pricing date

With respect to the XBI Shares, $     , which is the closing price of such underlying shares on the pricing date

With respect to the SMH Shares, $     , which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	October 27, 2020, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	150%
Trigger level:

With respect to the QQQ Shares, $     , which is 134% of its initial share price

With respect to the XBI Shares, $     , which is 134% of its initial share price

With respect to the SMH Shares, $     , which is 134% of its initial share price

Stated principal amount:	$1,000 per Inverse Trigger PLUS
Issue price:	$1,000 per Inverse Trigger PLUS
Pricing date:	August 27, 2018
Original issue date:	August 30, 2018 (3 business days after the pricing date)
CUSIP / ISIN:	61768DCH6 / US61768DCH61
Listing:	The Inverse Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $949.70 per Inverse Trigger PLUS, or within $15.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Inverse Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Inverse Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 23.

The Inverse Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Inverse Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Inverse Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017         Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Inverse Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Inverse Dual Directional Trigger PLUS Based on the Value of the Best Performing of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020 (the “Inverse Trigger PLUS”) can be used:

▪	To gain inverse exposure to the performance of the best performing of three U.S. equity underlyings

▪	To potentially outperform the inverse performance of the best performing of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF if all three underlying shares depreciate, by taking advantage of the leverage factor

▪	To obtain an unleveraged positive return for a limited range of appreciation of the best performing underlying shares

If the final share price of any of the underlying shares is greater than the respective trigger level, investors will be negatively exposed to the full percentage appreciation of the best performing underlying shares (meaning the underlying shares that have appreciated the most) and will lose 1% of the stated principal amount for every 1% of appreciation of the best performing underlying shares, without any buffer.

Maturity:	2 years and 2 months
Leverage factor:	150% (applicable only if all three underlying shares depreciate over the term of the Inverse Trigger PLUS)
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Inverse Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 134% of its initial share price
Coupon:	None
Listing:	The Inverse Trigger PLUS will not be listed on any securities exchange

The original issue price of each Inverse Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Inverse Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Inverse Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Inverse Trigger PLUS on the pricing date will be approximately $949.70, or within $15.00 of that estimate. Our estimate of the value of the Inverse Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Inverse Trigger PLUS on the pricing date, we take into account that the Inverse Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Inverse Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Inverse Trigger PLUS?

In determining the economic terms of the Inverse Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Inverse Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Inverse Trigger PLUS?

The price at which MS & Co. purchases the Inverse Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Inverse Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Inverse Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

August 2018	Page 2

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the Inverse Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

August 2018	Page 3

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Inverse Trigger PLUS offer the potential for a positive return at maturity based on a limited range of percentage changes of the best performing underlying shares. At maturity, if the final share price of each of the underlying shares is less than the respective initial share price, investors will receive the stated principal amount of their investment plus enhanced inverse performance of the best performing underlying shares (meaning the underlying shares that have depreciated the least). If the final share price of any of the underlying shares is greater than or equal to the respective initial share price but the final share price of each of the underlying shares is less than or equal to the respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return reflecting the performance of the best performing underlying shares (meaning the underlying shares that have appreciated the most), which will be effectively limited to a 34% return. However, if the final share price of any of the underlying shares is greater than the respective trigger level, the dual directional feature will no longer be available and instead investors will be negatively exposed to the full percentage appreciation of the best performing underlying shares and will lose 1% of the stated principal amount for every 1% of appreciation of the best performing underlying shares, without any buffer. Investors may lose their entire initial investment in the Inverse Trigger PLUS. All payments on the Inverse Trigger PLUS are subject to our credit risk.

Inverse Leveraged Performance	The Inverse Trigger PLUS offer investors an opportunity to receive an inverse return reflecting 150% of the depreciation of the best performing of the underlying shares (meaning the underlying shares that have depreciated the least) if all of the underlying shares have depreciated in value.
Dual Directional Feature	The Inverse Trigger PLUS enable investors to obtain an unleveraged positive return if the final share price of any of the underlying shares is greater than or equal to the respective initial share price but the final share price of each of the underlying shares is less than or equal to the respective trigger level.
Upside Scenario if All of the Underlying Shares Depreciate	All of the underlying shares decrease in value, and, at maturity, the Inverse Trigger PLUS redeem for the stated principal amount of $1,000 plus 150% of the share percent decrease of the best performing underlying shares, meaning the underlying shares that have depreciated the least. For example, if the final share price of the best performing underlying shares is 10% less than the respective initial share price, the Inverse Trigger PLUS will provide a total positive return of 15% at maturity.
Dual Directional Scenario	The final share price of any of the underlying shares is greater than or equal to the respective initial share price but the final share price of each of the underlying shares is less than or equal to the respective trigger level. In this case, you receive a 1% positive return on the Inverse Trigger PLUS for each 1% positive return on the best performing underlying shares (meaning the underlying shares that have appreciated the most). For example, if the final share price of the best performing underlying shares is 10% greater than the respective initial share price, the Inverse Trigger PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 34% return at maturity.
Downside Scenario

The final share price of any of the underlying shares is greater than the respective trigger level.

In this case, the Inverse Trigger PLUS redeem for at least 34% less than the stated principal amount, and this decrease will be by an amount proportionate to the full appreciation in the value of the best performing underlying shares (meaning the underlying shares that have appreciated the most) over the term of the Inverse Trigger PLUS, subject to a minimum payment at maturity of $0.. Under these circumstances, the payment at maturity will be less than 66% of the stated principal amount per Inverse Trigger PLUS and could be zero. For example, if the final share price of the best performing underlying shares is 70% greater than its initial share price, the Inverse Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300.00, or 30% of the stated principal amount. There is no minimum payment at maturity on the Inverse Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Inverse Trigger PLUS is based on the best performing of the underlying shares, an increase in any of the underlying shares beyond the respective trigger level will result in a significant loss of your investment even if the other underlying shares have depreciated or have not appreciated as much.

August 2018	Page 4

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Inverse Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each of the underlying shares will be determined on the pricing date. Any payment at maturity on the Inverse Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Inverse Trigger PLUS
Leverage factor:	150%
Hypothetical initial share price:	With respect to the QQQ Shares: $180 With respect to the XBI Shares: $95 With respect to the SMH Shares: $105
Hypothetical trigger level:	With respect to the QQQ Shares: $241.20 With respect to the XBI Shares: $127.30 With respect to the SMH Shares: $140.70

EXAMPLE 1: The final share price of each of the underlying shares is less than the respective initial share price.

Final share price		QQQ Shares: $126
XBI Shares: $85.50
SMH Shares: $99.75
Share percent decrease		QQQ Shares: ($180 – $126) / $180 = 30% XBI Shares: ($95 – $85.50) / $95 = 10% SMH Shares: ($105 – $99.50) / $105 = 5%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent decrease of the best performing underlying shares)
	=	$1,000 + ($1,000 × 150% × 5%)
	=	$1,075.00

In example 1, the final share prices of all of the underlying shares are less than their initial share prices. The QQQ Shares have depreciated by 30%, the XBI Shares have depreciated by 10% and the SMH Shares have depreciated by 5%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the depreciation of the best performing underlying shares, which are the SMH Shares in this example. Investors receive $1,075.00 per Inverse Trigger PLUS at maturity.

EXAMPLE 2: The final share prices of two of the underlying shares are less than the respective initial share prices, while the final share price of the other underlying shares is greater than the respective initial share price but less than the respective trigger level.

Final share price		QQQ Shares: $108
XBI Shares: $85.50
SMH Shares: $126
Share percent increase/decrease		QQQ Shares: ($180 – $108) / $180 = 40% decrease XBI Shares: ($95 – $85.50) / $95 = 10% decrease SMH Shares: ($126 – $105) / $105 = 20% increase
Payment at maturity	=	$1,000 + ($1,000 × share percent increase of the best performing underlying shares)

August 2018	Page 5

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	$1,000 + ($1,000 × 20%)
=	$1,200

In example 2, the final share prices of the QQQ Shares and the XBI Shares are less than the respective initial prices, while the final share price of the SMH Shares is greater than the respective initial share price but less than the respective trigger level. While the QQQ Shares have depreciated by 40% and the XBI Shares have depreciated by 10%, the SMH Shares have appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus an unleveraged positive return reflecting the performance of the best performing underlying shares, which are the SMH Shares in this example. Investors receive $1,200 per Inverse Trigger PLUS at maturity. In this example, investors receive a positive return even though one of the underlying shares increased in value by 20%, due to the dual directional feature of the Inverse Trigger PLUS and because none of the underlying shares increased beyond the respective trigger level.

EXAMPLE 3: The final share prices of two of the underlying shares are less than the respective initial share prices while the final share price of the other underlying shares is greater than the respective initial share price and trigger level.

Final share price		QQQ Shares: $144
XBI Shares: $57
SMH Shares: $157.50
Share percent increase/ decrease		QQQ Shares: ($180 – $144) / $180 = 20% decrease XBI Shares: ($95 – $57) / $95 = 40% decrease SMH Shares: ($157.50 – $105) / $105 = 50% increase
Payment at maturity	=	$1,000 - ($1,000 x share percent increase of the best performing underlying shares), subject to a minimum payment at maturity of $0.
	=	$1,000 - ($1,000 x 50%)
	=	$500

In example 3, the final share prices of the QQQ Shares and the XBI Shares are less than the respective initial share prices, while the final share price of the SMH Shares is less than the respective initial share price and trigger level. While the QQQ Shares have depreciated by 20% and the XBI Shares have depreciated by 40%, the SMH Shares have appreciated by 50%. Therefore, investors are inversely exposed to the positive performance of the SMH Shares, which are the best performing underlying shares in this example, and receive a payment at maturity of $500. In this example, investors are inversely exposed to the full positive performance of the best performing underlying shares even though the other underlying shares have depreciated in value, because the final share price of the SMH Shares is greater than the respective trigger level.

EXAMPLE 4: The final share price of each of the underlying shares is greater than the respective initial share price but less than the respective trigger level.

Final share price		QQQ Shares: $198
XBI Shares: $114
SMH Shares: $58.80
Share percent increase		QQQ Shares: ($198 – $180) / $180 = 10% XBI Shares: ($123.50– $95) / $95 = 30% SMH Shares: ($126 – $105) / $105 = 20%
Payment at maturity	=	$1,000 + ($1,000 × share percent increase of the best performing underlying shares)
	=	$1,000 + ($1,000 × 30%)
	=	$1,300

August 2018	Page 6

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 4, the final share price of each of the underlying shares is greater than the respective initial share price but is less than the respective trigger level. The QQQ Shares have appreciated by 10%, the SMH Shares have appreciated by 20% and the XBI Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus an unleveraged positive return reflecting the performance of the best performing underlying shares, which are the XBI Shares in this example. Investors receive $1,300 per Inverse Trigger PLUS at maturity.

EXAMPLE 5: The final share price of each of the underlying shares is greater than the respective trigger level.

Final share price		QQQ Shares: $252
XBI Shares: $147.25
SMH Shares: $28
Share percent increase		QQQ Shares: ($252 – $180) / $180 = 40% XBI Shares: ($147.25 – $95) / $95 = 55% SMH Shares: ($178.50 – $105) / $105 = 70%
Payment at maturity	=	$1,000 - ($1,000 x share percent increase of the best performing underlying shares), subject to a minimum payment at maturity of $0.
	=	$1,000 – ($1,000 x 70%)
	=	$300

In example 5, the final share price of each of the underlying shares is greater than the respective trigger level. The QQQ Shares have appreciated by 40%, the XBI Shares have appreciated by 55% and the SMH Shares have appreciated by 70%. Therefore, investors are inversely exposed to the full positive performance of the SMH Shares, which are the best performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Inverse Trigger PLUS is based on the best performing of the underlying shares, an increase in any of the underlying shares beyond the respective trigger level will result in a significant loss of your investment even if the other underlying shares have depreciated or have not appreciated as much.

August 2018	Page 7

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Inverse Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Inverse Trigger PLUS.

▪	The Inverse Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Inverse Trigger PLUS differ from those of ordinary debt securities in that the Inverse Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of any of the underlying shares is greater than the respective trigger level, the dual directional feature will no longer be available and the payment at maturity will be an amount in cash that is at least 34% less than the $1,000 stated principal amount of each Inverse Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the appreciation in the value of the best performing underlying shares (meaning the underlying shares that have appreciated the most) over the term of the Inverse Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Inverse Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Inverse Trigger PLUS.

▪	The Inverse Trigger PLUS provide inverse exposure to the best performing of the underlying shares. The return on the Inverse Trigger PLUS is linked to the inverse performance of the best performing of the underlying shares (meaning the underlying shares that have depreciated the least or appreciated the most, as applicable). Therefore, your return on the Inverse Trigger PLUS will increase if the price of the best performing underlying shares (meaning the underlying shares that have depreciated the least) decreases from the initial share price to the final share price, while your return on the Inverse Trigger PLUS will decrease significantly if the price of the best performing underlying shares (meaning the underlying shares that have appreciated the most) increases from the initial share price to a final share price that is beyond the trigger level. Therefore, if the final share price of the best performing underlying shares is greater than the trigger level, the return on the Inverse Trigger PLUS will be negative and you will receive significantly less than the stated principal amount. You could lose your entire investment in the Inverse Trigger PLUS.

▪	You are exposed to the price risk of all of the underlying shares. Your return on the Inverse Trigger PLUS is not linked to a basket consisting of the underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Appreciation beyond the respective trigger level by any of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any negative performance by the other underlying shares. If any of the underlying shares increase to above the respective trigger level as of the valuation date, you will be inversely exposed to the full positive performance of the best performing underlying shares (meaning the underlying shares that have appreciated the most) at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have depreciated or have not appreciated as much. Accordingly, your investment is subject to the price risk of all of the underlying shares.

▪	Each of the underlying shares is subject to risks associated with investments concentrated in a particular sector. All or substantially all of the equity securities held by the QQQ Shares, the XBI Shares and the SMH Shares are issued by companies whose primary business is directly associated with non-financial equities, the biotechnology sector and the semiconductor sector, respectively. Each of the underlying shares may therefore be subject to increased price volatility, as each is concentrated in a single specific industry or market sector, and each of the underlying shares may be more susceptible to adverse economic, market, political or regulatory events affecting that particular industry or market sector. Therefore, the Inverse Trigger PLUS are exposed to concentration risks relating to the industry and market sector reflected in each of the underlying shares.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Inverse Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Inverse Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and

August 2018	Page 8

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Invesco QQQ TrustSM, Series 1 Overview,” “SPDR® S&P® Biotech ETF Overview” and “VanEck Vectors® Semiconductor ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Inverse Trigger PLUS if you try to sell your Inverse Trigger PLUS prior to maturity.

▪	The Inverse Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Inverse Trigger PLUS. You are dependent on our ability to pay all amounts due on the Inverse Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Inverse Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Inverse Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Inverse Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected

▪	The amount payable on the Inverse Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such underlying shares on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if all of the underlying shares depreciate prior to the valuation date but the value of any of the underlying shares increases by the valuation date to above the respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such increase. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Inverse Trigger PLUS may be lower than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

▪	Investing in the Inverse Trigger PLUS is not equivalent to a short investment in the underlying shares or the stocks composing the share underlying indices. Investing in the Inverse Trigger PLUS is not equivalent to a short investment in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Inverse Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Inverse Trigger PLUS. The investment advisor to each of the underlying shares (Invesco Capital Management LLC for the Invesco QQQ TrustSM, Series 1, SSgA Funds Management, Inc. for the SPDR® S&P® Biotech ETF and Van Eck Associates Corporation for the Van Eck Vectors Semiconductor ETF) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying

August 2018	Page 9

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the Inverse Trigger PLUS. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the Inverse Trigger PLUS. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and the respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially affect the prices of each of the underlying shares and, therefore, the value of the Inverse Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Inverse Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is performing differently than the respective share underlying index or the component securities of such share underlying index and/or trading at a value that differs from the net asset value per share of such underlying shares.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Inverse Trigger PLUS in the original issue price reduce the economic terms of the Inverse Trigger PLUS, cause the estimated value of the Inverse Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Inverse Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling,

August 2018	Page 10

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Inverse Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Inverse Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Inverse Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Inverse Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Inverse Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Inverse Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Inverse Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Inverse Trigger PLUS in the secondary market (if any exists) at any time. The value of your Inverse Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The Inverse Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Inverse Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Inverse Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Inverse Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Inverse Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Inverse Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Inverse Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Inverse Trigger PLUS, the price at which you may be able to trade your Inverse Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Inverse Trigger PLUS, it is likely that there would be no secondary market for the Inverse Trigger PLUS. Accordingly, you should be willing to hold your Inverse Trigger PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Inverse Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Inverse Trigger PLUS (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Inverse Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of any of the underlying shares, and, therefore, could affect the value at or below which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Inverse Trigger PLUS (depending also on the performance of each of the other underlying shares). Additionally, such hedging or trading activities during the term of the Inverse Trigger PLUS, including on the valuation date, could adversely affect the value of any of the

August 2018	Page 11

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of each of the other underlying shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Inverse Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether any of the underlying shares have increased to above the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Inverse Trigger PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Inverse Trigger PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Inverse Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Inverse Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Inverse Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Inverse Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Inverse Trigger PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Inverse Trigger PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Inverse Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Inverse Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Inverse Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Inverse Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2018	Page 12

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco QQQ TrustSM, Series 1 Overview

The Invesco QQQ TrustSM, Series 1, is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1, to its current name, and effective on or about June 4, 2018, the name of the sponsor of the Invesco QQQ TrustSM, Series 1, was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Invesco QQQ TrustSM pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco QQQ TrustSM, Series 1, is accurate or complete.

Information as of market close on August 14, 2018:

Bloomberg Ticker Symbol:	QQQ UP
Current Share Price:	$181.46
52 Weeks Ago:	$143.94
52 Week High (on 7/25/2018):	$182.82
52 Week Low (on 8/21/2017):	$141.07

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the QQQ Shares for each quarter from January 1, 2013 through August 14, 2018. The closing price of the QQQ Shares on August 14, 2018 was $181.46. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The QQQ Shares have at times experienced periods of high volatility, and you should not take the historical values of the QQQ Shares as an indication of future performance.

Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2013
First Quarter	68.98	66.29	68.98
Second Quarter	74.30	67.14	71.19
Third Quarter	79.50	71.71	78.88
Fourth Quarter	87.96	76.98	87.96
2014
First Quarter	91.09	84.32	87.68
Second Quarter	93.90	84.10	93.90
Third Quarter	100.28	94.23	98.82
Fourth Quarter	106.03	91.84	103.21
2015
First Quarter	109.39	99.65	105.61
Second Quarter	110.98	105.06	107.12
Third Quarter	113.98	98.10	101.76
Fourth Quarter	115.15	102.19	111.88
2016
First Quarter	109.57	96.31	109.18
Second Quarter	111.23	102.27	107.61
Third Quarter	119.07	107.43	118.69
Fourth Quarter	120.81	113.63	118.56
2017
First Quarter	132.46	119.51	132.36

August 2018	Page 13

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
Second Quarter	143.57	130.38	137.50
Third Quarter	146.41	136.20	145.46
Fourth Quarter	158.58	145.59	155.75
2018
First Quarter	173.87	153.47	160.20
Second Quarter	177.60	155.62	171.43
Third Quarter (through August 14, 2018)	182.82	170.80	181.46

QQQ Shares Daily Closing Prices January 1, 2013 to August 14, 2018

This document relates only to the Inverse Trigger PLUS offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding the Invesco QQQ TrustSM, Series 1, from the publicly available documents described above. In connection with the offering of the Inverse Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco QQQ TrustSM, Series 1. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Invesco QQQ TrustSM is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the Inverse Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Invesco QQQ TrustSM could affect the value received with respect to the Inverse Trigger PLUS and therefore the value of the Inverse Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with the Invesco QQQ TrustSM, Series 1.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco QQQ TrustSM, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the Inverse Trigger PLUS, you should undertake an independent investigation of the Invesco QQQ

August 2018	Page 14

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

TrustSM, Series 1 as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

The Inverse Trigger PLUS are not sponsored, endorsed, sold, or promoted by the Invesco QQQ TrustSM, Series 1. The Invesco QQQ TrustSM, Series 1 makes no representations or warranties to the owners of the Inverse Trigger PLUS or any member of the public regarding the advisability of investing in the Inverse Trigger PLUS. The Invesco QQQ TrustSM, Series 1 has no obligation or liability in connection with the operation, marketing, trading or sale of the Inverse Trigger PLUS.

NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. The NASDAQ-100 Index® is described in “NASDAQ-100 Index®” in the accompanying index supplement.

August 2018	Page 15

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Biotech ETF Overview

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Biotechnology Select IndustryTM Index. The SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Biotech ETF is accurate or complete.

Information as of market close on August 14, 2018:

Bloomberg Ticker Symbol:	XBI UP
Current Share Price:	$94.89
52 Weeks Ago:	$76.44
52 Week High (on 6/20/2018):	$101.15
52 Week Low (on 8/18/2017):	$74.95

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XBI Shares for each quarter from January 1, 2013 through August 14, 2018. The closing price of the XBI Shares on August 14, 2018 was $94.89. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XBI Shares have at times experienced periods of high volatility, and you should not take the historical values of the XBI Shares as an indication of future performance.

SPDR® S&P® Biotech ETF (CUSIP 78464A870)	High ($)	Low ($)	Period End ($)
2013
First Quarter	33.55	30.41	33.29
Second Quarter	37.66	32.39	34.75
Third Quarter	43.74	36.24	43.05
Fourth Quarter	43.95	38.08	43.40
2014
First Quarter	56.90	42.97	47.49
Second Quarter	51.35	40.27	51.35
Third Quarter	54.30	44.87	51.99
Fourth Quarter	63.45	48.48	62.21
2015
First Quarter	79.33	61.43	75.17
Second Quarter	86.57	68.78	84.08
Third Quarter	90.36	60.02	62.25
Fourth Quarter	72.62	61.16	70.08
2016
First Quarter	67.83	45.73	51.66
Second Quarter	59.87	49.55	54.09
Third Quarter	68.83	55.11	66.29
Fourth Quarter	68.13	53.31	59.19
2017
First Quarter	72.32	59.59	69.34
Second Quarter	80.31	66.84	77.18
Third Quarter	86.57	74.47	86.57

August 2018	Page 16

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Biotech ETF (CUSIP 78464A870)	High ($)	Low ($)	Period End ($)
Fourth Quarter	88.51	79.95	84.87
2018
First Quarter	97.03	85.31	87.73
Second Quarter	101.15	82.90	95.19
Third Quarter (through August 14, 2018)	100.84	93.42	94.89

XBI Shares Daily Closing Prices January 1, 2013 to August 14, 2018

This document relates only to the Inverse Trigger PLUS offered hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Inverse Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we price the Inverse Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Inverse Trigger PLUS and therefore the value of the Inverse Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the Inverse Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

August 2018	Page 17

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Inverse Trigger PLUS are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the Inverse Trigger PLUS or any member of the public regarding the advisability of investing in the Inverse Trigger PLUS. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the Inverse Trigger PLUS.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”,“SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The Inverse Trigger PLUS are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the Inverse Trigger PLUS or any member of the public regarding the advisability of investing in the Inverse Trigger PLUS. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Inverse Trigger PLUS.

The S&P Biotechnology Select IndustryTM Index. The S&P Biotechnology Select IndustryTM Index (Bloomberg ticker SPSIBI) is managed by S&P Dow Jones Indices LLC and is a modified equally weighted index that is designed to measure the performance of stocks in the S&P Total Market Index that are classified under the Global Industry Classification Standard (“GICS®”) biotechnology sub-industry.

August 2018	Page 18

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

VanEck Vectors® Semiconductor ETF Overview

The VanEck Vectors® Semiconductor ETF is an exchange-traded fund of VanEck Vectors® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVISTM US Listed Semiconductor 25 Index.  Information provided to or filed with the Commission by the VanEck Vectors® ETF Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the VanEck Vectors® Semiconductor ETF is accurate or complete.

Information as of market close on August 14, 2018:

Bloomberg Ticker Symbol:	SMH UP
Current Share Price:	$105.50
52 Weeks Ago:	$86.85
52 Week High (on 3/12/2018):	$113.07
52 Week Low (on 8/21/2017):	$85.15

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SMH Shares for each quarter from January 1, 2013 through August 14, 2018. The closing price of the SMH Shares on August 14, 2018 was $105.50. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SMH Shares have at times experienced periods of high volatility, and you should not take the historical values of the SMH Shares as an indication of future performance.

VanEck Vectors® Semiconductor ETF (CUSIP: 57060U233)	High ($)	Low ($)	Period End ($)
2013
First Quarter	36.01	32.43	35.53
Second Quarter	38.77	34.04	37.69
Third Quarter	40.49	36.77	39.91
Fourth Quarter	42.43	39.46	42.43
2014
First Quarter	45.61	40.30	45.61
Second Quarter	49.49	43.95	49.49
Third Quarter	52.55	48.06	51.09
Fourth Quarter	56.53	44.92	54.62
2015
First Quarter	58.47	52.26	55.30
Second Quarter	59.79	54.31	54.57
Third Quarter	55.12	45.66	49.88
Fourth Quarter	56.80	49.55	53.28
2016
First Quarter	55.39	45.63	55.08
Second Quarter	58.55	51.26	57.46
Third Quarter	69.47	55.69	69.47
Fourth Quarter	73.76	66.59	71.64
2017
First Quarter	79.72	71.57	79.71
Second Quarter	89.06	76.25	81.86
Third Quarter	93.32	80.92	93.32
Fourth Quarter	105.77	93.94	97.81
2018
First Quarter	113.07	95.25	104.28

August 2018	Page 19

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

VanEck Vectors® Semiconductor ETF (CUSIP: 57060U233)	High ($)	Low ($)	Period End ($)
Second Quarter	111.61	96.70	102.67
Third Quarter (through August 14, 2018)	109.23	100.91	105.50

SMH Shares Daily Closing Prices January 1, 2013 to August 14, 2018

This document relates only to the Inverse Trigger PLUS offered hereby and does not relate to the SMH Shares. We have derived all disclosures contained in this document regarding the VanEck Vectors® ETF Trust from the publicly available documents described above. In connection with the offering of the Inverse Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck Vectors® ETF Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the VanEck Vectors® ETF Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SMH Shares (and therefore the price of the SMH Shares at the time we price the Inverse Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the VanEck Vectors® ETF Trust could affect the value received with respect to the Inverse Trigger PLUS and therefore the value of the Inverse Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SMH Shares.

We and/or our affiliates may presently or from time to time engage in business with the VanEck Vectors® ETF Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the VanEck Vectors® ETF Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SMH Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Inverse Trigger PLUS under the securities laws.  As a prospective purchaser of the Inverse Trigger PLUS, you should undertake an independent investigation of the VanEck Vectors® ETF Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SMH Shares.

August 2018	Page 20

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Inverse Trigger PLUS are not sponsored, endorsed, sold, or promoted by the VanEck Vectors® ETF Trust. The VanEck Vectors® ETF Trust makes no representations or warranties to the owners of the Inverse Trigger PLUS or any member of the public regarding the advisability of investing in the Inverse Trigger PLUS. The VanEck Vectors® ETF Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the Inverse Trigger PLUS.

The MVISTM US Listed Semiconductor 25 Index. The Semiconductor Index was developed by MV Index Solutions GmbH (“MVIS”) and is maintained and published by MVIS.  The MVISTM U.S. Listed Semiconductor 25 Index is designed to track the performance of the largest and most liquid U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors.  The Semiconductor Index is calculated by Solactive AG.  MVIS has no obligation to continue to publish, and may discontinue the publication of, the Semiconductor Index.

August 2018	Page 21

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Inverse Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Share underlying indices:

With respect to the QQQ Shares, the NASDAQ-100 Index®

With respect to the XBI Shares, the S&P Biotechnology Select IndustryTM Index

With respect to the SMH Shares, the MVISTM US Listed Semiconductor 25 Index

Denominations:	$1,000 per Inverse Trigger PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to any of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Inverse Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any of the underlying shares.
Minimum ticketing size:	$1,000 / 1 Inverse Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Inverse Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, an Inverse Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Inverse Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Inverse Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the Inverse Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Inverse Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Inverse Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Inverse Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Inverse Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Inverse Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Inverse Trigger PLUS, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Inverse Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Inverse Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

August 2018	Page 22

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Inverse Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Inverse Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Inverse Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Inverse Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Inverse Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Inverse Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Inverse Trigger PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:	The proceeds from the sale of the Trigger PLUS will be used by us for general

August 2018	Page 23

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

corporate purposes. We will receive, in aggregate, $1,000 per Inverse Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Inverse Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Inverse Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Inverse Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Inverse Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially affect the value of one or more of the underlying shares on the pricing date, and therefore could increase the price at or below which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Inverse Trigger PLUS (depending also on the performance of each of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Inverse Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Inverse Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any of the underlying shares, and, therefore, adversely affect the value of the Inverse Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of each of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Inverse Trigger PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Inverse Trigger PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Inverse Trigger PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

August 2018	Page 24

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Inverse Trigger PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Inverse Trigger PLUS.

Because we may be considered a party in interest with respect to many Plans, the Inverse Trigger PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Inverse Trigger PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Inverse Trigger PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Inverse Trigger PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Inverse Trigger PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Inverse Trigger PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Inverse Trigger PLUS are contractual financial instruments. The financial exposure provided by the Inverse Trigger PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Inverse Trigger PLUS. The Inverse Trigger PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Inverse Trigger PLUS.

Each purchaser or holder of any Inverse Trigger PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Inverse Trigger PLUS, (B) the purchaser or holder’s investment in the Inverse Trigger PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Inverse Trigger PLUS;

(ii)   we and our affiliates have acted and will act solely for our own account in

August 2018	Page 25

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

connection with (A) all transactions relating to the Inverse Trigger PLUS and (B) all hedging transactions in connection with our obligations under the Inverse Trigger PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Inverse Trigger PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Inverse Trigger PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Inverse Trigger PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Inverse Trigger PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Inverse Trigger PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Inverse Trigger PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Inverse Trigger PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Inverse Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Inverse Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Inverse Trigger PLUS. When MS & Co. prices this offering of Inverse Trigger PLUS, it will determine the economic terms of the Inverse Trigger PLUS such that for each Inverse Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York

August 2018	Page 26

Morgan Stanley Finance LLC

Inverse Dual Directional Trigger PLUS Based on the Separate Performance of the Invesco QQQ TrustSM, Series 1, the SPDR® S&P® Biotech ETF and the VanEck Vectors® Semiconductor ETF due October 30, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

August 2018	Page 27